Exhibit 99.1

AERWINS Appoints Financial and Business Expert, Kiran Sidhu, to Board of Directors

Tokyo, Japan – May 19, 2023 – AERWINS Technologies Inc. (NASDAQ: AWIN) (“AERWINS” or the “Company”), the developer and manufacturer of air mobility platform, COSMOS (Centralized Operating System for Managing Open Sky), and the XTURISMO Limited Edition Hoverbike, announced today it has appointed Kiran Sidhu as the Chairman of the Board of Directors, effective immediately.

Kiran Sidhu is the Managing Member of Catalyst Capital LLC, which was founded in 1999 and invests in early-stage companies, including technology, biotechnology, and cannabis. He served as the CEO and Director of Halo Collective (NEO: HALO), a multi-state cannabis operator, and prior to that was a non-executive director and audit committee chairman of Namaste Technologies Inc. (TSX-V: N), a technology company that provided cannabis-related marketplaces in 20 countries. Additionally, Mr. Sidhu was the Chairman and CEO of Transact Network Ltd., a leading EU electronic money institution, which was later sold to The Bancorp, Inc. (NYSE: TBBK) in 2011. Before founding Transact Network, he held the position of Managing Director at Aspen Communications, an Indian outsourcing company that offers various services, including e-commerce fraud detection, accounting, and comprehensive system support. Mr. Sidhu currently serves as a non-executive director of Aspen Communications.

Earlier in his career, Mr. Sidhu served as the CFO of On Stage Entertainment (NASDAQ: ONST) and oversaw its initial public offering. He also co-founded Nano Universe PLC (LSE-AIM: NANO) and served as the Finance Director, overseeing the company’s listing on the LSE-AIM. In addition, Mr. Sidhu worked as a Manager in Price Waterhouse’s strategic consulting group in Los Angeles and as a Senior Associate in mergers and acquisitions at Merrill Lynch Capital Markets in New York. He graduated with honors in Computer Science from Brown University in 1985, and earned an MBA in Finance from the Wharton School of Business in 1987.

“I am pleased to announce the addition of our newest board member, whom from both an operational and financial perspective, brings to AERWINS diversified and high-quality experience in multiple industries, particularly from the vantage of public entities,” said Taiji Itoh, Chief Executive Officer of AERWINS. “He is highly respected in the fields of management, investment, and leadership, and we look forward to working with him in meeting our corporate strategic goals. We are honored to have him lead our board as chairman and look forward to his invaluable contributions as we navigate the dynamic landscape of the macroeconomic environment.”

Following the appointment of Mr. Sidhu, Directors Mike Sayama and Marehiko Yamada resigned from AERWINS effective May 18, 2023 and May 15, 2023, respectively. Taiji Itoh, Chief Executive Officer of AERWINS commented, “Since 2023, Mr. Sayama and Mr. Yamada have provided valuable insight and assistance as the Company has completed the De-SPAC process. We are grateful for their contributions to the Company, and we wish them good fortune in future business endeavors.”

About XTURISMO:

XTURISMO Limited Edition was developed by AERWINS. It is a manifestation of the dream of air mobility that endeavors to create a completely new way to experience the world, enabling users to feel the joy and pleasure of moving freely in space. The Company believes that it has a wide range of practical possibilities, both in Japan and overseas, including use in disaster relief, infrastructure inspection, and entertainment.

XTURISMO Limited Edition was unveiled at Fuji Speedway in October 2021, and orders are now being accepted. XTURISMO Limited Edition also participated in the Detroit Auto Show in September 2022.

Information about XTURISMO

Official website: https://aerwins.us/xturismo/

Video: https://www.youtube.com/channel/UCPP6jQKTqCRXpAmyfZ-94VQ

Instagram: https://www.instagram.com/xturismo_official/

About AERWINS Technologies Inc.

Under the mission statement Changing Society from the Top Down, AERWINS Technologies has developed and released an air mobility platform, COSMOS*, and the XTURISMO Limited Edition Hoverbike. AERWINS will continue to innovate, unbound by existing ideas, to develop and deploy systems that are necessary for the realization of an air mobility society. For more information, please visit https://aerwins.us/.

*COSMOS: Centralized Operating System for Managing Open Sky

Important Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue,” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks, and uncertainties are discussed in AERWINS’ filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown uncertainties and other factors which are, in some cases, beyond AERWINS’ control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects AERWINS’ current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. AERWINS assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

Contacts

PR Inquiries

Mayuko Okamoto

Public Relations

info@aerwins.us

Investor Contact

John Yi or Thomas Thayer

Gateway Investor Relations

949-574-3860

AERWINS@gatewayir.com